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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS





        We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Healthcare Acquisition Corp. of our report dated February 7, 1997 relating to the financial statements of Encore Orthopedics, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under Item 21(b) of this Registration Statement, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data of Encore" in such Joint Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data of Encore."



PRICE WATERHOUSE LLP

Austin, Texas
February 17, 1997